Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-05561) pertaining to the 1993 Stock Option Plan and the 1994 Long-Term Performance Incentive Plan, and the Registration Statements (Form S-3 No. 33-95522, Form S-3 No. 333-42419, Form S-3 No. 333-29477, and Form S-3 No.
33-78016) of NaPro BioTherapeutics, Inc. and in the related Prospectuses of our report dated March 3, 2000 with respect to the consolidated financial statements of NaPro BioTherapeutics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

/s/  Ernst & Young LLP
Denver, Colorado
April 14, 2000